UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 27, 2007

SourceForge, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450
Mountain View, California 94041
(Address of principal executive offices, including zip code)

(650) 694-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Approval of 2007 Equity Incentive Plan Award Agreement Forms

On December 27, 2007, the Board of Directors of SourceForge, Inc. (the “Company”) approved forms of a performance share award agreement, restricted stock award agreement, restricted stock unit award agreement, and stock option award agreement for use under the Company’s 2007 Equity Incentive Plan. Copies of the forms of award agreements are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Form of SourceForge, Inc. 2007 Equity Incentive Plan Performance Share Award Agreement
10.2	Form of SourceForge, Inc. 2007 Equity Incentive Plan Restricted Stock Award Agreement
10.3	Form of SourceForge, Inc. 2007 Equity Incentive Plan Restricted Stock Unit Award Agreement
10.4	Form of SourceForge, Inc. 2007 Equity Incentive Plan Stock Option Award Agreement
10.5	SourceForge, Inc. 2007 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on November 1, 2007 (SEC File No.: 000-28369))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCEFORGE, INC. a Delaware corporation

By:	/s/ Patricia S. Morris
Patricia S. Morris Senior Vice President and Chief Financial Officer

Date: December 28, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of SourceForge, Inc. 2007 Equity Incentive Plan Performance Share Award Agreement
10.2	Form of SourceForge, Inc. 2007 Equity Incentive Plan Restricted Stock Award Agreement
10.3	Form of SourceForge, Inc. 2007 Equity Incentive Plan Restricted Stock Unit Award Agreement
10.4	Form of SourceForge, Inc. 2007 Equity Incentive Plan Stock Option Award Agreement
10.5	SourceForge, Inc. 2007 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on November 1, 2007 (SEC File No.: 000-28369))